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                             EMPLOYMENT AGREEMENT

      THIS AGREEMENT, dated as of the 2nd day of March, 1998, is between Sterling Vision, Inc., a New York corporation having an office at 1500 Hempstead Turnpike, East Meadow, New York 11554 (the "Company"), and William J. Young, an individual residing at 12 Winding Lane, Ronkonkoma, New York 11779 (the "Employee").

                             W I T N E S S E T H:

      WHEREAS, the Company desires to obtain the services of the Employee, on its own behalf and on behalf of all existing and future affiliated entities (defined as any corporation or other business entity or entities that, directly or indirectly, controls, is controlled by, or is under common control with the Company), and the Employee desires to be employed by the Company upon the terms and conditions hereinafter set forth.

      NOW, THEREFORE, in consideration of the mutual agreements and understandings set forth herein, and for the other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Employee hereby agree as follows:

1.    Term of Employment.

      The Company hereby employs the Employee to render services to the Company in the position and with the duties and responsibilities described in Section 2 hereof commencing on March 30, 1998 (the "Effective Date") and continuing thereafter for a period of two (2) years, unless earlier terminated in accordance with the provisions of
      Section 4 hereof. For purposes of this Agreement, the "Term of Employment" shall be the two (2) year period commencing on the Effective Date, subject to earlier termination pursuant to Section 4 hereof.

2.    Position, Duties, Responsibilities.

      (a) Position. The Employee hereby accepts such employment and agrees to serve as the Chief Financial Officer of the Company or in such other position(s) as the Board of Directors (the "Board") of the Company, at any time, designate. The Employee shall devote his best efforts and his full business time and attention to the performance of the services customarily incidental to the office of Chief Financial Officer and to such other services as may be reasonably requested by the Board. The Company shall retain full direction and control over the means and methods by which the

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      Employee shall perform the above services and of the place(s) at which such services are to be rendered. With respect to the foregoing, it is expressly understood and agreed that the Employee shall not be required to relocate his personal residence to outside of Nassau County, New
      York.

      (b) Other Activities. Except upon the prior written consent of the Board, the Employee, during the Term of Employment, will not: (i) accept any other employment; (ii) serve on the board of directors of any other corporation; provided, however, that the Employee may serve in any capacity with any civic, educational or charitable organization or governmental entity or trade association; or (iii) engage, directly or indirectly, in any other business activity (whether or not pursued for pecuniary advantage) that is or may be competitive with, or that might place him in a competing position to that of, the Company or any of its affiliated entities.

3.    Salary; Benefits; Expenses.

      (a) Salary. In consideration of the services to be rendered hereunder, the Employee, during the Term of Employment, shall be paid a salary computed at the rate of One Hundred Twenty-Five ($125,000) Dollars per annum, payable in substantially equal, semi-monthly installments.

      (b) Benefits and Other Arrangements. In addition to the compensation set forth in Section 4(a) hereof, the Employee shall be entitled to participate in any plan, arrangement or policy of the Company providing for medical benefits, and/or sick leave on substantially the same terms as are generally made available to the other employees of the Company.

      (c) Automobile Allowance. In addition to the salary set forth in Section 4(a) hereof, the Company, during the Term of Employment, shall provide the Employee with an automobile allowance of Four Hundred ($400.00) Dollars per month.

      (d) Vacation. The Employee shall be entitled to a four (4) week, paid vacation during each year of the Term of Employment, such vacation to:
      (i) accrue at the rate of two (2) days for each month worked by the Employee, other than the months of September and October; and (ii) be subject to the Company's general policies, as the same may be amended from time to time; provided, however, that if the Employee, due to his work load, is restricted from taking said vacation (or any portion thereof) during any year of the Term of Employment, said unused vacation days shall carry over to the ensuing year. With respect to the foregoing, it is understood that

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      in the event the employment of the Employee shall cease at a time when the Employee has earned, but not used vacation days, the Employee shall be compensated for such unused vacation days.

      (e) Expenses: The Employee shall be entitled to reimbursement for all ordinary and necessary business expenses incurred in the performance of his duties hereunder, subject to the Company's receipt of adequate substantiation and/or documentation thereof.

      (f) Bonus: In addition to the salary set forth in Section 3(a) hereof, the Employee shall be entitled to an annual bonus of $12,500.00, payable to the Employee in equal, monthly installments, within five (5) days after the expiration of each month included within the Term of Employment, it being understood that: (i) subject to the provisions of clause (ii) below, the payment of each such monthly bonus shall be conditioned on the Employee then being in the employ of the Company;
      (ii) in the event the employment of the Employee ceases for any reason (other than pursuant to the provisions of Subsection 4(b) below) and such additional compensation theretofore paid to the Employee is less then the aggregate sum of $25,000, the Company shall, within five (5) business days after such cessation, pay the difference to the Employee; and (iii) any additional bonuses will be at the sole discretion of the Compensation Committee of the Company's Board of Directors.

      (g) Employee Stock Options. In addition to the benefits available to the Employee pursuant to Subsection 3(b) hereof, the Company, simultaneously upon the execution hereof, shall execute and deliver to the Employee the Non-Qualified Stock Option Agreement annexed hereto as Exhibit A.

4.    Termination.

      (a) The employment of the Employee hereunder may be terminated by the Company on not less than thirty (30) days prior written notice to the Employee in the event that the Employee is determined to be permanently disabled. As used in this Section, the Employee shall be deemed to be "permanently disabled" if the Employee has been substantially unable to discharge his duties and obligations hereunder, by reason of illness, accident or disability, for a period of thirty (30) or more consecutive days. In the event the employment of the Employee is terminated because of a permanent disability, the Employee shall receive (net of all benefits available to the Employee under any policy of disability insurance the available to the Employee) compensation until the earlier of the date which is two and one-half (2 1/2) months after the date on which the Employee first became disabled and the date on which the

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      Term of Employment shall expire pursuant to the terms hereof, payable at the rate and on the terms provided hereby as if he had not been terminated.

      (b) The employment of the Employee hereunder may be terminated by the Company for cause, at any time during the Term of Employment, upon ten
      (10) days' prior written notice to the Employee and the Employee's failure to remedy the events which gave rise to said notice, in the event the Employee shall have: (i) wilfully refused or failed, to perform his duties hereunder, other than any such failure resulting from the Employee's incapacity due to illness or injury; or (ii) been guilty of a material or willful breach of any of the terms or provisions of this Agreement or any other material legal obligation to the Company; provided, however, that no such notice and opportunity to cure shall be required more than two (2) times in any twelve (12) month period. In addition to the foregoing, the employment of the Employee hereunder may be terminated by the Company for cause, at time during the Term of Employment, upon written notice from the Company that the Employee shall have: (i) demonstrated gross negligence or willful misconduct in the execution of his assigned duties; or (ii) been convicted of a felony or other serious crime.

      (c) The employment of the Employee hereunder shall automatically be deemed terminated on the date of the Employee's death.

      (d) If the Employee's employment is terminated pursuant to Subsections 4(b) or (c) above, the Employee shall be entitled to, and the Company's obligation shall be limited to, the payment of the compensation accrued under Subsection 3(a) hereof to the date of such termination or, in the case of a termination under Subsections 4(a) hereof, to the date specified therein, all, however, subject to the provisions of Subsection 4(f) hereof and the payment of any remaining, additional compensation then due the Employee thereunder, if any.

5.    Confidentiality.

      (a) The Employee shall not, during the Term of Employment or at any time thereafter, use (other than in the performance of his duties to the Company) or disclose to any person, firm or corporation (except as required by law or with the prior written approval of the Company) any information concerning the business, inventions, discoveries, clients, affairs or other trade secrets of the Company that he may have acquired in the course of, or as an incident to, his employment by the Company.

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      (b) The obligations of confidentiality and non-use set forth in
      Subsection (a) above shall not apply to information: (i) which is or becomes published in any written document or otherwise is or becomes a part of the public domain without breach of the aforementioned obligations by the Employee; or (ii) which the Employee can establish was already in his possession and not subject to a secrecy obligation at the time he encountered such information in the course of, or as an incident to, his employment by the Company. Specific information shall not be deemed published or otherwise in the public domain, or in the Employee's prior possession, merely because it is encompassed by some general information published, or in the public domain, or in the Employee's prior possession.

      (c)As a material inducement for the Company to enter into this Agreement, and expressly in partial exchange for the performance of the Company's obligations under this Agreement, the Employee hereby covenants and agrees that during the Term of Employment and for a period of six (6) months thereafter, he will not, either on his own account, or directly or indirectly in conjunction with or on behalf of any person, firm or company:

      (i) Solicit or employ, or attempt to solicit or employ, any person who is then or has, within the six (6) month period prior thereto, been an officer, director or employee of the Company or any of its affiliates, whether or not such a person would commit a breach of his or her contract of employment, if any, by reason of leaving the service of the Company or any of its affiliates;

      (ii)Solicit the business of any person, firm or company which is then, or has been, at any time during the preceding six (6) month period prior to such solicitation, a customer, client, contractor, supplier or agent of the Company or of any of its affiliates; or

      (iii) Provided the employment of the Employee has been terminated pursuant to Subsection 5(b) hereof, carry on or be engaged, concerned or interested in, or devote any material time to the affairs of, any trade or business competing with the then trade or business of the Company or any of its affiliates, or take advantage of any of its affiliates.

      6.  Notices.

      Any notice, request, claim, demand or other communication hereunder to any party shall be effective upon receipt (or refusal of receipt) and shall be in writing and delivered personally or sent by telex, telecopy, or certified or registered mail, return receipt requested, postage prepaid, as follows:

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      (i) If to the Company, addressed to its principal executive offices to the attention of its General Counsel, with a copy to be simultaneously delivered to the Chairman of the Board of Directors; or (ii) If to the Employee, to him at the address set forth above; or (iii) at any such other address as either party shall have specified by written notice given to the other as herein provided.

      7.  Entire Agreement.

      The terms of this Agreement are intended by the parties to be the final expression of their agreement with respect to the employment of the Employee by the Company and may not be contradicted by evidence of any prior or contemporaneous agreement. The parties further intend that this Agreement shall constitute the complete and exclusive statement of its terms and that no extrinsic evidence, whatsoever, may be introduced in any judicial, administrative or other legal proceeding involving this Agreement.

      8. Amendments; Waivers.


      Except as otherwise set forth in Section 4 hereof, this Agreement may not be modified, amended or terminated except by an instrument, in writing, signed by the Employee and by a duly authorized representative of the Board. By an instrument in writing similarly executed, either party may waive compliance by the other party with any provision of this Agreement that such other party was or is obligated to comply with or perform; provided, however, that such waiver shall not operate as a waiver of, or estoppel with respect to, any other or subsequent failure. No failure to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy or power hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy or power provided for herein, or by law, or in equity.

      9.Severability; Enforcement.

      If any provision of this Agreement, or the application thereof to any person, place or circumstance, shall be held by a court of competent jurisdiction to be invalid, unenforceable or void, the remainder of this Agreement and such provisions as applied to other persons, places and circumstances, shall remain in full force and effect.

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      10.Assignability.

      (a) In the event that the Company shall merge or consolidate with any other corporation, partnership or business entity, or all or substantially all the Company's business or assets shall be transferred, in any manner, to any other corporation, partnership or business entity, such successor shall thereupon succeed to, and be subject to, all rights, interests, duties and obligations of, and shall thereafter be deemed for all purposes hereof to be, the Company hereunder.

      (b) This Agreement is personal in nature, and none of the parties hereto shall, without the prior written consent of the other, assign or transfer this Agreement or any of its or his rights or obligations hereunder, except by operation or law or pursuant to the terms of this
      Section 11.

      (c) Nothing expressed or implied herein is intended or shall be construed to confer upon, or give to any person, other than the parties hereto, any right, remedy or claim under, or by reason of, this Agreement, or of any term, covenant or condition hereof.

      11.  Restrictive Covenants:

      To the extent that a restrictive covenant contained herein may, at any time, be more restrictive than permitted under the laws of any jurisdiction where this Agreement may be subject to review and interpretation, the terms of such restrictive covenant shall be those allowed by law and the covenant shall be deemed to have been revised accordingly.

      12. Governing Law.

      The validity, interpretation, enforceability and performance of this Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

      13.Employee's Representation and Acknowledgment.

      The Employee hereby represents that he is free to enter into this Agreement and is not under any contractual restraint which would prohibit him from satisfactorily performing his duties to the Company hereunder. The Employee also acknowledges: (i) that he has consulted with or has had the opportunity to consult with independent counsel of his own choice concerning this Agreement and has been advised to do so by the Company; and (ii) that he has read and understands this Agreement, is fully aware of its legal effects and has entered into it freely, based upon his own judgment.

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      14.Arbitration.

      Any controversy between the Employee and the Company, or any employee, director or stockholder of the Company, involving the construction or application of any of the terms, provisions or conditions of this Agreement or otherwise arising out of, or related to, this Agreement, shall be settled by arbitration in accordance with the then current commercial arbitration rules of the American Arbitration Association, and judgment on the award rendered by the arbitrator may be entered by any court having jurisdiction thereof. The location of the arbitration shall be Nassau County, New York.

      IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.


      STERLING VISION, INC.

      By: /s/Robert Cohen
         --------------------------
         Title: Chairman of the Board

      EMPLOYEE

          /s/William J. Young
         --------------------------
         William J. Young
         12 Winding Lane
         Ronkonkoma, New York 11779

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